SALES INCENTIVE FEE AGREEMENT

[●], 2015

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated December 23, 2015 (the “Underwriting Agreement”), by and among RiverNorth Opportunities Fund, Inc. (the “Fund”), ALPS Advisors, Inc. (the “Investment Manager”), RiverNorth Capital Management, LLC (the “Subadviser”) and each of the Underwriters named therein (the “Underwriters”), severally, with respect to the issue and sale of the Fund’s shares of common stock, $0.0001 par value per share (the “Common Shares”), as described therein (the “Offering”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.    Fee.

In consideration of the services of the undersigned related to the sale and distribution of the Fund’s Common Shares, the Investment Manager and Subadviser shall pay a fee to each of the undersigned in accordance with Schedule I hereto (the “Fee”).  The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement).  The Fee shall be paid by wire transfer to the order of each of the undersigned.  In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement

2.            Term.This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

3.            Indemnification.

The Investment Manager and Subadviser agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.            Not an Adviser; No Fiduciary Duty.The Investment Manager and Subadviser acknowledge that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Investment Manager and Subadviser hereby acknowledge that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary.  Furthermore, the Investment Manager and Subadviser agree that it is solely responsible for making its own judgment in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Investment Manager or Subadviser on related or other matters).

5.            Not Exclusive.Nothing herein shall be construed as prohibiting the undersigned or its respective affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers), so long as your services to the Investment Manager and Subadviser are not impaired thereby.

6.            Assignment.This Agreement may not be assigned by either party without prior written consent of the other party.

7.            Amendment; Waiver.No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.            Governing Law.This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.            Counterparts.This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

ALPS ADVISORS, INC.

By: ______________________________
Name:
 Title:

This Agreement shall be effective as of the date first written above.

RIVERNORTH CAPITAL MANAGEMENT, LLC

By: ______________________________
Name:
 Title:

Agreed and Accepted:

[Qualifying Underwriter]

By:
Name:
 Title:

SCHEDULE I

Name	Fee
[Qualifying Underwriter]

Indemnification Agreement

[●], 2015

Ladies and Gentlemen:

In connection with the engagement of the undersigned (the “Banks”) to assist the undersigned, ALPS Advisors, Inc. (the “Adviser”) and RiverNorth Capital Management, LLC (the “Subadviser”) with respect to the matters set forth in the Sales Incentive Fee Agreement dated [●], 2015 between the Adviser, Subadviser and the Banks (the “Agreement”), in the event that the Banks, any of their respective affiliates, each other person, if any, controlling the Banks or any of their respective affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Banks and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser and Subadviser agree to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct (including bad faith) of such Indemnified Party.  In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser and Subadviser will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith.  As promptly as is reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser and Subadviser in writing of the commencement thereof; but the failure so to notify the Adviser and Subadviser (i) will not relieve the Adviser and Subadviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser and Subadviser from any liability which it may have otherwise than on account of this Indemnification Agreement.  Counsel to the Indemnified Parties shall be selected by such Indemnified Party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party.  No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Adviser and Subadviser agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser, Subadviser and their stockholders, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser, Subadviser, and their stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Adviser and Subadviser agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and Subadviser and their stockholders, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser and Subadviser or their stockholders, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Banks have been retained to perform services bears to the fees paid to the Banks under the Agreement; provided, that in no event shall the Adviser and Subadviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Banks pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser and Subadviser or other conduct by the Adviser and Subadviser (or its employees or other agents), on the one hand, or by the respective Bank, on the other hand.  Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser and Subadviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser and Subadviser was not guilty of such fraudulent misrepresentation.  The Adviser and Subadviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld).  The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Adviser and Subadviser agree that no Indemnified Party shall have any liability to the Adviser and Subadviser or any person asserting claims on behalf of or in right of the Adviser and Subadviser with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser and Subadviser resulted primarily from the gross negligence or willful misconduct (including bad faith) of the Banks in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND SUBADVISER AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE ADVISER AND SUBADVISER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY.  EACH INDEMNIFIED PARTY, THE ADVISER, AND THE SUBADVISER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF THE BANK AND THE ADVISER AND SUBADVISER AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BANK AND THE ADVISER AND SUBADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE BANK AND THE ADVISER AND SUBADVISER, AS THE CASE MAY BE, ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank’s engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ALPS ADVISORS, INC.

By: ______________________________
Name:
 Title:

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Banks’ engagement under the Agreement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

RIVERNORTH CAPITAL MANAGEMENT, LLC

By: ______________________________
Name:
 Title:

Agreed and Accepted:

[Qualifying Underwriter]

By:
Name:
 Title:

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